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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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         Date of report (Date of earliest event reported): July 17, 2003


                              ODD JOB STORES, INC.
             (Exact Name of Registrant as Specified in Its Charter)



                                      OHIO
                 (State or Other Jurisdiction of Incorporation)

                  0-21597                               34-1830097
         (Commission File Number)          (I.R.S. Employer Identification No.)

              200 HELEN STREET
             SOUTH PLAINFIELD, NJ                       07080
     (Address of Principal Executive Offices)          (Zip Code)

                                  908-222-1000
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

           On July 17, 2003, OJSAC, Inc., a Delaware corporation, ("OJSAC"), a wholly-owned subsidiary of Amazing Savings Holding LLC, a Delaware limited liability company, ("Amazing Savings"), purchased approximately 90.3% of the common stock, without par value (the "Common Shares"), of Odd Job Stores, Inc., an Ohio corporation (the "Company"), pursuant to a Tender Agreement, dated as of June 3, 2003, by and between Amazing Savings and the Company (the "Tender Agreement").

           Pursuant to the terms of the Tender Agreement, Amazing Savings commenced an offer to purchase up to 96% of the issued and outstanding shares of the Company's Common Shares at a purchase price of $3.00 per share, net to the seller in cash, without interest thereon (the "Offer Price"), on the terms and subject to the conditions set forth in the Offer to Purchase, dated June 10, 2003, and in the related Letter of Transmittal (which, as amended or supplemented from time to time, collectively constitute the "Offer"). The Offer expired on July 16, 2003. Based on information provided by American Stock Transfer & Trust Company, the depositary for the Offer (the "Depositary"), 8,184,704 Common Shares representing approximately 90.3% of the outstanding Common Shares were validly tendered pursuant to the Offer.

           On July 17, 2003, OJSAC purchased 8,184,704 Common Shares pursuant to the Offer for $24,554,112.00. OJSAC funded the purchase price from the proceeds of a loan from Ascend Retail Investment LLC, a Delaware limited liability company ("ARI"), in the amount of $10,000,000.00 and a capital contribution from Amazing Savings for the balance of $14,554,112.00. Amazing Savings, in turn, funded its capital contribution to OJSAC from the proceeds of the sale of a membership interest in Amazing Savings to ARI for $17,039,051.21. In consideration of the loan to OJSAC, OJSAC issued to ARI a promissory note dated July 17, 2003 (the "Note") that bears interest on the unpaid balance at the interest rate offered from time to time on dollar deposits in the London Interbank Market for a period of one month (the "LIBOR" Rate) plus 8.9% per annum until the Note is paid in full and is payable in cash on each anniversary date of the Note. The outstanding principal amount on the Note, together with all accrued and unpaid interest thereon, shall, unless sooner accelerated, be due and payable in full on July 16, 2008. The Note may be prepaid at any time, in whole or in part, at the option of Amazing Savings without incurring any premium or penalty charges. ARI's capital contribution to Amazing Savings and the loan to OJSAC were provided pursuant to a Financing Agreement by and among ARI, Amazing Savings and OJSAC, dated June 3, 2003 (the "Financing Agreement").

           In accordance with the Tender Agreement, Amazing Savings designated the following persons to be elected to the Company's Board of Directors: Moshael Straus, Jeffrey Parker, Sam Friedland, Phil Rosenblatt, Leslie Mendelsohn, Gary Torgow and Warren Struhl. By action of the Company's Board of Directors, such persons were elected as directors effective July 17, 2003 and all other members of the Company's Board of Directors resigned effective such date. Following such election and resignations, on July 17, 2003, the Company's Board of Directors elected the following persons as officers of the Company: Moshael Straus as Chairman and Co-Chief Executive Officer of the Company; Sam Friedland as President and Co-Chief Executive Officer of the Company; Jeffrey Parker as Vice Chairman and Co-Chief Executive Officer of the Company; Jerry Hoffnung as Senior Vice President - Merchandising of the Company; and Philip Rosenblatt as Senior Vice President - General Merchandising Manager and Operations of the Company.


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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 24, 2003
                                          ODD JOB STORES, INC.


                                          By: /s/ Moshael Straus
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                                             Name:  Moshael Straus
                                             Title: Chairman and Co-Chief
                                                    Executive Officer




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